Exhibit 99.1

TraQiQ Announces the Acquisition of Titan Trucking Facilitating Its Strategic Shift Towards Environmental Services

Bellevue WA; May 23, 2023.

TraQiQ, Inc. (OTC QB: TRIQ) (the “Company” or “TraQiQ”), a leading diversified waste and recycling services provider, today announced that it has closed the acquisition of Titan Trucking, LLC as it continues to execute the Company’s plan to shift its focus to providing traditional and alternative environmental services.

Titan offers a range of environmental services, including solid waste collection, recycling, and trucking, to businesses located primarily in Michigan’s rapidly-growing marketplace. In addition to contributing a strong base of recurring revenue, Titan also brings to the Company a proven “C Suite” of industry veterans who will lead the combined company in its future growth initiatives and acquisition roll-up strategy.

Glen Miller and Jeffrey Rizzo have assumed the positions of Chief Executive Officer and Chief Operating Officer, respectively, of the Company. Glen has held leadership positions in a number of public and private waste management companies and has led multiple successful consolidation efforts in the industry. “We are excited about joining TraQiQ and look forward to executing our plan to grow TraQiQ into a leading provider of environmental services through efforts in aggressive organic, and profitable acquisitive, growth campaigns,” said Glen Miller, the Company’s incoming Chief Executive Officer.

Previously, TraQiQ acquired IP related to technology-enabled environmental products with a focus on minimizing the impact of food waste disposal while utilizing patented cloud-based software to provide real-time analytics to consumers. The Company believes this is a scalable technology that will grow with the Company as it acquires other related waste management companies.

“The completion of the Titan acquisition provides the Company with a sound recurring revenue base that will act as the catalyst for future growth. The integration of Titan with our existing business will provide the Company with a unique suite of environmentally sound offerings” said Ajay Sikka, TraQiQ’s former CEO, who will remain on the Company’s board of directors.

With a new mission in mind, TraQiQ will rebrand itself as Titan Environmental Solutions, Inc. over the upcoming months, a name that represents its new focus. “Our team is excited to become part of TraQiQ and we look forward to using this scalable platform to leverage technology to provide cost-effective environmental solutions that the industry needs. I personally look forward to leading the operations team in the Company’s integration efforts of future acquisitions that will provide significant economies of scale,” said Jeffrey Rizzo, incoming COO of TraQiQ, Inc.

About TraQiQ, Inc.

TraQiQ is a service-oriented waste and recycling solutions company with a comprehensive package of waste reduction, collection, recycling, and technology-enabled solutions that meet and support customer demand. The Company is continuing to focus on the provision of cash flow-generating, cost-effective environmental services to consumers.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward- looking in nature and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. The potential risks and uncertainties include, among others, the risks listed in the company’s most recent annual report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, performance, prospects, and opportunities to may differ materially from those set forth in, or implied by, the forward- looking statements.

For inquiries:

TraQiQ, Inc.

Tel: +1 248-775-7400 Email: ir@titancares.com

SOURCE TraQiQ, Inc.